As filed with the Securities and Exchange Commission on August 31, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1828101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5421 Avenida Encinas, Suite F
Carlsbad, California 92008 (760) 795-6558
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Rasdal
Chief Executive Officer
Obalon Therapeutics, Inc.
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(760) 795-6558
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
B. Shayne Kennedy
Latham & Watkins LLP

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Telephone: (714) 540-1235
Fax: (714) 755-8290

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,494,506 shares	$14,615,385.96	$1,819.62

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on August 29, 2018, as reported on The NASDAQ Global Market.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 31, 2018
PROSPECTUS

5,494,506 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 5,494,506 shares of Obalon Therapeutics, Inc. common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.
The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock offered by this prospectus may be offered by the selling stockholders directly to purchasers or to or through underwriters, brokers or dealers, or other agents. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 8 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
Our common stock is traded on The NASDAQ Global Market under the symbol “OBLN”. On August 30, 2018, the last reported sale price for our common stock on The NASDAQ Global Market was $2.83 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2018.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
We and the selling stockholders have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

i

ABOUT THE COMPANY
We are a vertically integrated medical device company focused on developing and commercializing innovative medical devices to treat obese and overweight people by facilitating weight loss. Our initial product offering is the Obalon balloon system, the first and only U.S. Food and Drug Administration, or FDA, approved swallowable, gas-filled intragastric balloon designed to provide progressive and sustained weight loss in obese patients. We believe the Obalon balloon system offers patients and physicians benefits over prior weight loss devices including, but not limited to: a favorable safety profile, improved patient tolerability and comfort, progressive weight loss with durable results, simple and convenient placement, and attractive economics for patients and physicians.
We were incorporated in Delaware in February 2008 as Obalon Therapeutics, Inc. Our principal executive offices are located at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008. Our telephone number is (760) 795-6558. Our website address is www.obalon.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only. References in this prospectus to “we,” “us,” “our,” “our company” or “Obalon” refer to Obalon Therapeutics, Inc.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of common stock (December 31, 2020), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend” and similar words or phrases. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Accordingly, these statements involve estimates, assumptions, risks and uncertainties, including the risks discussed in the section titled “Risk factors,” that could cause actual results to differ materially from those expressed in them. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our ability to achieve or sustain profitability;

•	our ability to predict our future prospects and forecast our financial performance and growth;

•	the rate at which physicians and patients adopt and use the Obalon balloon system;

•	the effect of adverse events or other negative developments involving other companies’ intragastric balloons or other obesity treatments;

•	our ability to educate physicians on safe and proper use of the Obalon balloon system;

•	the rate at which patients may experience serious adverse device events as the result of the misuse or malfunction of, or design flaws in, the company’s products;

•	our ability to obtain FDA approval or other regulatory approvals for our future products and product improvements;

•	our ability to adequately protect our proprietary technology and maintain our issued patents; and

•	the intended use of proceeds.

Discussions containing these forward-looking statements may be found throughout this prospectus and the SEC filings that are incorporated by reference into this prospectus. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to update the forward-looking statements or to reflect events or circumstances. The risks discussed in this prospectus and the SEC filings that are incorporated by reference into this prospectus and the accompanying prospectus should be considered in evaluating our prospects and future financial performance.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholders and our independent registered public accountants.

SELLING STOCKHOLDERS
On August 22, 2018, we entered into a Securities Purchase Agreement with the selling stockholders, pursuant to which we sold in a private placement transaction an aggregate of 5,494,506 shares of our common stock. This prospectus covers the resale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to the selling stockholders pursuant to the Securities Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares issued to the selling stockholders under the Securities Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Securities Purchase Agreement.
We are registering the above-referenced shares (and any shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares) to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.
Except as otherwise disclosed in the footnotes below with respect to any other selling stockholder, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.
The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. The percentages of shares owned after the offering are based on 23,285,210 shares of our common stock outstanding as of August 29, 2018, including the shares of common stock covered hereby.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
			Number	Percent
Entities Associated with Domain Partners(3)	5,704,086	1,648,359	4,055,727	17.4%
InterWest Partners X, LP(4)	3,552,239	1,098,901	2,453,338	10.5%
Vintage Capital Management LLC(5)	1,098,901	1,098,901	—	—
Entities Associated with Tamarack Global Healthcare Fund(6)	2,135,000	1,098,900	1,036,100	4.4%
Rasdal Family Trust DTD December 10, 1996(7)	1,089,113	109,890	979,223	4.1%
Mark Brister(8)	462,133	107,142	354,991	1.5%
Kim Kamdar, Ph.D.(9)	144,523	54,945	89,578	*
Kelly Huang, Ph.D.(10)	119,945	54,945	65,000	*
Nooshin Hussainy(11)	179,857	32,967	146,890	*
Sharon Stevenson, DVM Ph.D(12)	103,650	27,472	76,178	*
Lesley Howe(13)	112,989	27,472	85,517	*
Dittamore Community Property Trust Dated August 31, 2016(14)	112,989	27,472	85,517	*
William J. Plovanic Revocable Trust Dated February 29, 2008 (15)	328,564	27,472	301,092	1.3%
Robin Fisher(16)	27,472	27,472	—	—
Robert H. Mondore Jr.(17)	13,736	13,736	—	—
Neil Drake (18)	98,904	13,736	85,168	*
Amy VandenBerg(19)	260,818	10,989	249,829	1.1%
David Moatazedi (20)	73,708	5,494	68,214	*
Todd Wood(21)	5,494	5,494	—	—
Donald Young(22)	104,625	2,747	101,878	*

*	Less than one percent of our outstanding shares of common stock.
(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of August 29, 2018.

(2)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(3)
Consists of (a) 1,648,359 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018, (b) based solely on a Schedule 13G filed with the SEC on January 9, 2017 by Domain Partners VII, L.P., or Domain Partners, and DP VII Associates, L.P., or DP Associates. As of December 31, 2017, represents (i) 3,985,970 shares of common stock held by Domain Partners and (ii) 19,849 shares underlying warrants to purchase common stock held by Domain Partners, which are exercisable within 60 days of August 29, 2018 and (c)(i) 49,570 shares held by DP Associates and (ii) 338 shares underlying warrants to purchase common stock held by DP Associates, which are exercisable within 60 days of August 29, 2018. One Palmer Square Associates VII, L.L.C., or One Palmer Square, is the general partner of each of Domain Partners and DP Associates. James C. Blair, Brian H. Dovey, Jesse I. Treu, Nicole Vitullo and Brian K. Halak are the managing members of One Palmer Square, and share voting and investment power over the shares. Kim Kamdar, a member of our board of directors, is a member of One Palmer Square. The address of One Palmer Square is One Palmer Square, Princeton, New Jersey 08542.

(4)
Consists of (a) 1,098,901 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (b) 2,453,338 shares of common stock based solely on a Schedule 13G filed with the SEC on August 31, 2018 by InterWest Partners X, L.P., or IWP X, and InterWest Management Partners X, LLC, or IMP X. As of August 31, 2018, represents shares of common stock held by IWP X. IMP X is the general partner of IWP X. Gilbert H. Kliman and Arnold L. Oronsky are the managing directors of IMP X, and Keval Desai and Khaled A. Nasr are venture members of IMP X, and all of these individuals share voting and investment power over the shares. Douglas Fisher, a member of our board of directors, is an Executive in Residence at InterWest Venture Management Co, an affiliate of IWP X, but does not have voting or investment power over these shares. The address of IWP X is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(5)
Consists of (i) 1,098,901 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018, directly owned by Vintage Capital Management LLC. Brian Kahn is the managing member of Vintage Capital Management LLC, and has voting and investment power over the shares. The address of Vintage Capital Management LLC is 4706 S. Apopka Vineland Rd, #206, Orlando, FL 32819.

(6)
Consists of (i) 875,774 shares of common stock held by Tamarack Global Healthcare Fund, LP, (ii) 160,326 shares of common stock held by Tamarack Global Healthcare Fund QP, LP, (iii) 887,362 shares of common stock issued securities purchase agreement dated August 22, 2018, directly owned by Tamarack Global Healthcare Fund, LP and (iv) 211,538 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018, directly owned by Tamarack Global Healthcare Fund QP, LP. Tamarack Capital Management, LLC is the general partner of each of the Tamarack Global Healthcare Funds. Justin Ferayorni is the managing member of Tamarack Capital Management, LLC, and has voting and investment power over the shares. The address of Tamarack Global Healthcare Fund is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

(7)
Consists of (i) 457,058 shares of common stock held by The Rasdal Family Trust dated December 10, 1996, of which Mr. Rasdal and his spouse serve as trustees, (ii) 522,165 shares underlying options to purchase common stock held by Mr. Rasdal that are exercisable within 60 days of August 29, 2018, of which 72,303 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Rasdal’s cessation of service prior to vesting and (iii) 109,890 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Rasdal has served as our Chief Executive Officer and as a Director since June 2008. Mr. Rasdal and his spouse share voting and investment power over the shares directly owned by The Rasdal Family Trust dated December 10, 1996.

(8)
Represents (i) 166,492 shares of common stock held, and (ii) 123,499 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 20,452 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Brister’s cessation of service prior to vesting, (iii) 107,142 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iv) 65,000 restricted stock awards that are subject to vesting. Mr. Brister has served as our Chief Technology Officer since November 2016 and previously as Vice President of Research and Development since June 2008. Mr. Brister has sole voting and investment power over his shares.

(9)
Consists of (i) 76,178 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, (ii) 54,945 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iii) 13,400 shares of common stock held jointly with Dr. Kamdar’s mother. Dr. Kamdar has served as a Director since January 2008. Dr. Kamdar has sole voting and investment power over her shares.

(10)
Consists of (i) 65,000 restricted stock awards that are subject to vesting and (ii) 54,945 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Dr. Huang has served as our President and Chief Operating Officer since August 2018 and previously as Chief Operating Officer since September 2017. Dr. Huang has sole voting and investment power over his shares.

(11)
Represents (i) 58,545 shares of common stock held, and (ii) 66,470 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 8,442 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mrs. Hussainy’s cessation of service prior to vesting, (iii) 32,967 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iv) 21,875 restricted stock awards that are subject to vesting. Mrs. Hussainy has served as our Vice President of Finance since December 2011. Mrs. Hussainy has sole voting and investment power over her shares.

(12)
Consists of (i) 76,178 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018 and (ii) 27,472 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Dr. Stevenson has served as a Director since January 2008. Dr. Stevenson has sole voting and investment power over her shares.

(13)
Represents (i) 25,862 shares of common stock held, of which 9,160 shares are subject to a right of repurchase in our favor upon Mr. Howe’s cessation of service prior to vesting, (ii) 59,655 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018 and (iii) 27,472 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Howe has served as a Director since January 2016. Mr. Howe has sole voting and investment power over his shares.

(14)
Consists of (i) 85,517 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 8,621 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Dittamore’s cessation of service prior to vesting, and (ii) 27,472 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Dittamore has served as a Director since March 2016. Mr. Dittamore has sole voting and investment power over the shares directly owned by Dittamore Community Property Trust dated August 31, 2016.

(15)
Consists of (i) 190,572 shares of common stock held by William J. Plovanic Revocable Trust Dated February 29, 2008, of which Mr. Plovanic serves as trustee, of which 76,817 shares are subject to a right of repurchase in our favor upon Mr. Plovanic’s cessation of service prior to vesting, (ii) 35,520 shares underlying options to purchase common stock held by Mr. Plovanic that are exercisable within 60 days of August 29, 2018, (iii) 27,472 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018, (iv) 45,000 restricted stock awards that are subject to vesting and (v) 30,000 shares of common stock purchased through Mr. Plovanic and Mr. Plovanic’s wife’s IRA. Mr. Plovanic has served as our Chief Financial Officer since March 2016. Mr. Plovanic has sole voting and investment power over the shares directly owned by William J. Plovanic Revocable Trust dated February 29, 2008.

(16)	Consists of (a) 27,472 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018.
(17)
Consists of (a) 13,736 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Mondore has served as our Vice President of Operations since April 2018. Mr. Mondore has sole voting and investment power over his shares.

(18)
Consists of (i) 29,593 shares of common stock held, (ii) 37,637 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 4,391 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Drake’s cessation of service prior to vesting, (iii) 13,736 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iv) 17,938 restricted stock awards that are subject to vesting. Mr. Drake has served as our Vice President of Research and Development since November 2016. Mr. Drake has sole voting and investment power over his shares.

(19)
Consists of (i) 6,650 shares of common stock held, (ii) 168,179 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 17,217 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mrs. VandenBerg’s cessation of service prior to vesting, (iii) 10,989 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iv) 75,000 restricted stock awards that are subject to vesting. Mrs. VandenBerg has served as our Vice President of Regulatory Affairs since February 2012 and assumed the position of Vice President of Clinical and Regulatory Affairs in November 2014. Mrs. VandenBerg has sole voting and investment power over her shares.

(20)
Consists of (i) 68,214 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018 and (ii) 5,494 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Moatazedi has served as a Director since March 2017. Mr. Moatazedi has sole voting and investment power over his shares.

(21)
Consists of (a) 5,494 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018. Mr. Wood has served as our Vice President of Global Sales since May 2018. Mr. Wood has sole voting and investment power over his shares.

(22)
Consists of (i) 1,868 shares of common stock held, (ii) 79,633 shares underlying options to purchase common stock that are exercisable within 60 days of August 29, 2018, of which 21,983 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Young’s cessation of service prior to vesting, (iii) 2,747 shares of common stock issued pursuant to the securities purchase agreement dated August 22, 2018 and (iv) 20,377 restricted stock awards that are subject to vesting. Mr. Young has served as our Vice President of Quality Assurance since June 2016. Mr. Young has sole voting and investment power over his shares.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, directly or through one or more underwriters, broker-dealers or agents. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

EXPERTS
The consolidated financial statements of Obalon Therapeutics, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at http://www.obalon.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 5, 2018 (File No. 001-37897);

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (File No. 001-37897);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 2, 2018, respectively (File No. 001-37897);

•
Our Current Reports on Form 8-K filed with the SEC on January 23, 2018, February 22, 2018 (with respect to Item 8.01 only), May 4, 2018, June 5, 2018, June 14, 2018, July 13, 2018, August 2, 2018 (with respect to Item 5.02 only) and August 27, 2018 (File No. 001-37897); and

•
The description of our common stock in our registration statement on Form 8-A filed with the SEC on September 27, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

These documents may also be accessed on our website at www.obalon.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Obalon Therapeutics, Inc.
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(760) 795-6558

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee.

SEC registration fee	$1,820
Legal fees and expenses	70,000
Accounting fees and expenses	10,000
Printing and miscellaneous expenses	2,500
Total	$84,320

Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the General Corporation Law of the State of Delaware are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.
As permitted by the General Corporation Law of the State of Delaware, our restated bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to very limited exceptions;

•	we may indemnify its other employees and agents as set forth in the General Corporation Law of the State of Delaware;

•
we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.
We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the

Company for which indemnification is sought. The indemnification provisions in our restated certificate of incorporation, restated bylaws and the indemnification agreements to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.
We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

Item 16.	Exhibits.

(a)	Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the 31st day of August, 2018.

Obalon Therapeutics, Inc.

By:	/s/ Andrew Rasdal
Name:	Andrew Rasdal
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rasdal and William Plovanic, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Rasdal	Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2018
Andrew Rasdal

/s/ William Plovanic	Chief Financial Officer (Principal Financial Officer)	August 31, 2018
William Plovanic

/s/ Nooshin Hussainy	Vice President of Finance (Principal Accounting Officer)	August 31, 2018
Nooshin Hussainy

/s/ Kim Kamdar	Chairperson of the Board of Directors	August 31, 2018
Kim Kamdar

/s/ Ray Dittamore	Director	August 31, 2018
Ray Dittamore

/s/ Douglas Fisher	Director	August 31, 2018
Douglas Fisher

/s/ Les Howe	Director	August 31, 2018
Les Howe

/s/ David Moatazedi	Director	August 31, 2018
David Moatazedi

/s/ Sharon Stevenson	Director	August 31, 2018
Sharon Stevenson

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	File No.	Exhibit No.	Filing Date
3.1	Restated Certificate of Incorporation.	S-1	333-213551	3.2	9/26/2016
3.2	Restated Bylaws.	S-1	333-213551	3.4	9/26/2016
4.1	Reference is made to Exhibits 3.1 through 3.2.
4.2	Form of Common Stock Certificate.	S-1	333-213551	4.1	9/9/2016
4.3	Securities Purchase Agreement by and among Obalon Therapeutics, Inc. and the investors signatory thereto, dated August 22, 2018.					X
4.4	Registration Rights Agreement by and among Obalon Therapeutics, Inc. and the investors signatory thereto, dated August 22, 2018.					X
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of KPMG LLP, independent registered public accounting firm.					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X